EXECUTION VERSION

AMENDMENT NO. 2
TO MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT, dated as of July 20, 2005, (the Amendment") by and between Merrill Lynch Bank USA (the "Buyer"), MortgageIT, Inc. ("MIT" and a "Seller"), MortgageIT Holdings, Inc. ("Holdings" and a "Seller"), MHL Funding Corp. ("MHL" and a "Seller"), and Next At Bat Lending, Inc. ("NABL" and a "Seller", and collectively with MortgageIT, Holdings, and MHL the "Sellers"):

The Buyer and the Sellers are parties to that certain Master Repurchase Agreement, dated as of June 8, 2005 as amended by Amendment No. 1, dated as of June 21, 2005 (the "Existing Repurchase Agreement"; as amended by this Amendment, the "Repurchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

Section 1.    Definitions.    Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of "Market Value" and "Maximum Purchase Price" in their entirety and replacing them with the following language:

""Market Value" shall mean, as of any date with respect to any Purchased Mortgage Loan, the price at which such Mortgage Loan could readily be sold as determined by the Buyer in its sole good-faith discretion. Without limiting the generality of the foregoing, the Sellers acknowledge that the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

(a) such Purchased Mortgage Loan ceases to be an Eligible Mortgage Loan;

(b) the Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of 10 Business Days;

(c) the Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the related Mortgage File has not been received and certified by the Custodian by the seventh Business Day following the related Purchase Date;

(d) such Purchased Mortgage Loan is a Delinquent Mortgage Loan;

(e) such Purchased Mortgage Loan is rejected by the related Takeout Investor;

(f) such Purchased Mortgage Loan has been subject to a Transaction hereunder for period of greater than 120 days, unless such Purchased Mortgage Loan is an Aged Mortgage Loan;

(g) a First Payment Default occurs with respect to such Purchased Mortgage Loan;

(h) the Buyer has determined in its sole good-faith discretion that the Purchased Mortgage Loan is not eligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry with respect to substantially similar Mortgage Loans;

(i) such Purchased Mortgage Loan contains a material breach of a representation or warranty made by a Seller in this Repurchase Agreement or the Custodial Agreement;

(j) when the Purchase Price for such Purchased Mortgage Loan is added to the aggregate Purchase Price of other Purchased Mortgage Loans hereunder and under the MLMCI Facility combined, the aggregate Purchase Price of all Aged Mortgage Loans that are Purchased Mortgage Loans purchased hereunder and under the MLMCI Facility combined exceeds 5% of the Maximum Purchase Price;

(k) when the Purchase Price for such Purchased Mortgage Loan is added to the aggregate Purchase Price of other Purchased Mortgage Loans hereunder and under the MLMCI Facility combined, the aggregate Purchase Price of all HELOCs that are Purchased Mortgage Loans purchased hereunder and under the MLMCI Facility combined exceeds $125,000,000;

(l) when the Purchase Price for such Purchased Mortgage Loan is added to the aggregate Purchase Price of other Purchased Mortgage Loans hereunder and under the MLMCI Facility combined, the aggregate Purchase Price of all HELOCs that are Purchased Mortgage Loans purchased hereunder and under the MLMCI Facility combined that have a FICO score of 680 or less exceeds $35,000,000;

(m) when the Purchase Price for such Purchased Mortgage Loan is added to the aggregate Purchase Price of other Purchased Mortgage Loans hereunder and under the MLMCI Facility combined, the aggregate Purchase Price of all Closed End Second Lien Mortgage Loans that are Purchased Mortgage Loans purchased hereunder and under the MLMCI Facility combined exceeds $75,000,000;

(n) when the Purchase Price for such Purchased Mortgage Loan is added to the aggregate Purchase Price of other Purchased Mortgage Loans hereunder and under the MLMCI Facility combined, the aggregate Purchase Price of all Super Jumbo Mortgage Loans that are Purchased Mortgage Loans purchased hereunder and under the MLMCI Facility combined exceeds 7.5% of the Maximum Purchase Price;

(o) when the Purchase Price for such Purchased Mortgage Loan is added to the aggregate Purchase Price of other Purchased Mortgage Loans hereunder and under the MLMCI Facility combined, the aggregate Purchase Price of all EC Mortgage Loans that are Purchased Mortgage Loans purchased hereunder and under the MLMCI Facility combined exceeds 5% of the aggregate Purchase Price of all Purchased Mortgage Loans;

(p) when the Purchase Price for such Purchased Mortgage Loan is added to the aggregate Purchase Price of other Purchased Mortgage Loans hereunder and under the MLMCI Facility combined, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans purchased hereunder and under the MLMCI Facility combined exceeds (i) with respect to the first five (5) Business Days of a month and the last five (5) Business Days of a month, $350,000,000 or (ii) with respect to all other times, $250,000,000;

(q) when the Purchase Price for such Purchased Mortgage Loan is added to the aggregate Purchase Price of other Purchased Mortgage Loans hereunder and under the MLMCI Facility combined, the aggregate Purchase Price of all Sub-prime Mortgage Loans that are Purchased Mortgage Loans purchased hereunder and under the MLMCI Facility combined exceeds 20% of the Maximum Purchase Price;

(r) when the Purchase Price for such Purchased Mortgage Loan is added to the aggregate Purchase Price of other Purchased Mortgage Loans hereunder and under the MLMCI Facility combined, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Sub-prime Mortgage Loans purchased hereunder and under the MLMCI Facility combined exceeds 4% of the Maximum Purchase Price;

(s) when the Purchase Price for such Purchased Mortgage Loan is added to the aggregate Purchase Price of other Purchased Mortgage Loans hereunder and under the MLMCI Facility combined, the aggregate Purchase Price of all Co-op Loans that are Purchased Mortgage Loans purchased hereunder and under the MLMCI Facility combined exceeds 5% of the aggregate Purchase Price of all Purchased Mortgage Loans; and

(t) when the Purchase Price for such Purchased Mortgage Loan is added to the aggregate Purchase Price of other Purchased Mortgage Loans hereunder and under the MLMCI Facility combined, the aggregate Purchase Price of all Thirty Day Delinquent Mortgage Loans that are Purchased Mortgage Loans purchased hereunder and under the MLMCI Facility combined exceeds $15,000,000."

""Maximum Purchase Price" shall mean $1,250,000,000."

Section 2.    Conditions Precedent.    This Amendment shall become effective on the date hereof (the "Amendment Effective Date") subject to the satisfaction of the following conditions precedent:

2.1    Delivered Documents.    On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by a duly authorized officer of each of the Buyer and the Sellers; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

Section 3.    Confidentiality.    The parties hereto acknowledge that this Amendment, the Existing Repurchase Agreement, and all drafts thereof, documents relating thereto and transactions contemplated thereby are confidential in nature and the Sellers agree that, unless otherwise directed by a court of competent jurisdiction, it shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as is required in order to fulfill its obligations under such documents and with respect to such transactions.

Section 4.    Limited Effect.    Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

Section 5.    Counterparts.    This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

Section 6.    GOVERNING LAW.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.    Conflicts.    The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Repurchase Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	MERRILL LYNCH BANK USA
	By:	/s/ John Winchester Name: John Winchester Title: Vice President
Seller:	MORTGAGEIT, INC.
	By:	/s/ Glenn J. Mouridy Name: Glenn J. Mouridy Title: Executive Vice President
Seller:	MORTGAGEIT HOLDINGS, INC.
	By:	/s/ Glenn J. Mouridy Name: Glenn J. Mouridy Title: President and Chief Financial Officer
Seller:	MHL FUNDING CORP.
	By:	/s/ Donald Epstein Name: Donald Epstein Title: Treasurer
Seller:	NEXT AT BAT LENDING, INC.
	By:	/s/ Donald Epstein Name: Donald Epstein Title: Treasurer